EXHIBIT 4.4

STOCK OPTION AGREEMENT

THIS AGREEMENT made as of the __________ day of ________, 20      .

BETWEEN:

CHEMESIS INTERNATIONAL INC.
(the “Company”)

- and -

[•]
(the “Optionee”)

WHEREAS an equity incentive plan (the “Plan”) was most recently approved by the directors of the Company on [•].

AND WHEREAS the Optionee is a key and valuable [•] of the Company and an [Eligible Director/Eligible Employee] under the Plan;

NOW THEREFORE THIS AGREEMENT WITNESSETH that for, and in consideration of, the mutual covenants and agreements herein contained, and other lawful and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1.	All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

2.	Pursuant to the Plan, and subject to receipt of all necessary regulatory and Exchange approvals, the Company hereby grants to the Optionee [•]irrevocable options (the “Options”), with each Option entitling the Optionee to purchase one common share (the “Shares”), at a price of $[•] per Share (the “Exercise Price”), exercisable from the date hereof until 5:00 p.m. (Vancouver time) on [•] (subject to the terms and conditions of the Plan).

3.	The Options shall vest [immediately/insert vestment period].

Options and any Shares issued on the exercise of the Options may be subject to resale restrictions under securities laws or Exchange rules and, where appropriate, will be legended with applicable resale restrictions.

4.	Subject to the Plan, in order to exercise any vested Options, the Optionee must complete the Notice of Election form appended hereto at Schedule "A" and deliver it, along with full payment for the Shares being purchased, except in the case of an exercise of Options pursuant to the Cashless Exercise Right (as further described in Section 3.5 of the Plan, and Schedule “A” appended hereto), to the Company at the following address (or at such other head office address as may appear on the Company's profile at www.sedar.com, if applicable):

Chemesis International Inc.

Suite 2710, 200 Granville Street
Vancouver, British Columbia V6C 1S4

Attention: Chief Financial Officer

5.	The Notice of Election must be signed by the Optionee or its legal representative.

6.	Any Option shall not be transferable unless specifically provided in the Plan. During the lifetime of the Optionee, all Options may only be exercised by the Optionee. Options are non-transferable except by will or by the laws of descent and distribution.

7.	All matters relating to the Options and the Shares shall be governed by the Plan, and the terms and conditions of the Plan are hereby incorporated herein and consented to by the Optionee.

8.	This agreement may be signed in counterparts, and delivered by facsimile, electronic mail or other means of electronic transmission, each of which so executed shall be deemed to be an original document and such counterparts, taken together, shall constitute one and the same document.

[Remainder of Page Intentionally Blank. Signature Page Follows.]

IN WITNESS WHEREOF this agreement has been executed by the parties hereto.

SIGNED, SEALED & DELIVERED in the presence of: __________________________________	) ) ) ) ) ) )
	)	[•]

CHEMESIS INTERNATIONAL INC.

Per:

Schedule “A”
Notice of Election

To:         CHEMESIS INTERNATIONAL INC. (the “Company”)

The undersigned, [•], (the “Optionee”), hereby elects to exercise, pursuant to the Stock Option Agreement between the Optionee and the Company dated [•] (the “Stock Option Agreement”):

(A) to exercise [•] Options, to acquire [•] Shares, and enclosed herewith is a certified cheque or bank draft payable to the Company for the aggregate Exercise Price therefor;

OR

(B) to terminate [•] Options (the “Terminated Options”) and elect to exercise the Cashless Exercise Right, and in lieu of receiving the Shares (the “Option Shares”) to which such the Terminated Options relate, to receive the number of Shares, disregarding fractions, which is equal to the quotient obtained by:

(a)	subtracting the applicable Option exercise price per Share from the Fair Market Value per Share on the business day immediately prior to the exercise of the Cashless Exercise Right and multiplying the remainder by the number of Option Shares; and

(b)	dividing the product obtained under subsection (a) by the Fair Market Value per Share on the business day immediately prior to the exercise of the Cashless Exercise Right.

All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Stock Option Agreement.

SIGNED, SEALED & DELIVERED in the presence of: __________________________________	) ) ) ) ) ) )
	)	[•]